                                                                     EXHIBIT 3.4



                         BRISTOL HOTELS & RESORTS, INC.


                          AMENDED AND RESTATED BYLAWS


                            AS ADOPTED AND IN EFFECT
                             AS OF __________, 1998

                         BRISTOL HOTELS & RESORTS, INC.

                                     BYLAWS


                                TABLE OF CONTENTS


                                                                                         PAGE
                                                                                         ----
STOCKHOLDERS' MEETINGS................................................................     1
         1.       Time and Place of Meetings..........................................     1
         2.       Annual Meeting......................................................     1
         3.       Special Meetings....................................................     1
         4.       Notice of Meetings..................................................     2
         5.       Inspectors..........................................................     2
         6.       Quorum..............................................................     2
         7.       Voting..............................................................     2
         8.       Order of Business...................................................     3

DIRECTORS.............................................................................     4
         9.       Function............................................................     4
         10.      Number and Term of Office...........................................     4
         11.      Vacancies and New Directorships.....................................     4
         12.      Removal.............................................................     5
         13.      Nominations of Directors; Election..................................     5
         14.      Resignation.........................................................     6
         15.      Regular Meetings....................................................     6
         16.      Special Meetings....................................................     6
         17.      Quorum..............................................................     6
         18.      Written Action......................................................     6
         19.      Participation in Meetings by Telephone Conference...................     6
         20.      Committees..........................................................     6
         21.      Compensation .......................................................     8
         22.      Rules...............................................................     8

NOTICES...............................................................................     8
         23.      Generally...........................................................     8
         24.      Waivers.............................................................     8

OFFICERS..............................................................................     8
         25.      Generally...........................................................     8
         26.      Compensation........................................................     9
         27.      Succession..........................................................     9
         28.      Authority and Duties................................................     9


                                       i


STOCK.................................................................................     9
         29.      Certificates........................................................     9
         30.      Classes of Stock....................................................     9
         31.      Transfers...........................................................     9
         32.      Lost, Stolen, or Destroyed Certificates.............................    10
         33.      Record Dates........................................................    10

INDEMNIFICATION.......................................................................    10
         34.      Damages and Expenses................................................    10
         35.      Insurance, Contracts, and Funding...................................    14

GENERAL...............................................................................    15
         36.      Fiscal Year.........................................................    15
         37.      Seal................................................................    15
         38.      Reliance upon Books, Reports, and Records...........................    15
         39.      Time Periods........................................................    15
         40.      Amendments..........................................................    15
         41.      Certain Defined Terms...............................................    15

                         BRISTOL HOTELS & RESORTS, INC.

                                     BYLAWS

                             STOCKHOLDERS' MEETINGS


          1. Time and Place of Meetings. All meetings of the stockholders for the election of Directors or for any other purpose will be held at such time and place, within or without the State of Delaware, as may be designated by the Board or, in the absence of a designation by the Board, the Chairman, the President, or a Vice Chairman and stated in the notice of meeting. The Board, the Chairman, or a Vice Chairman may postpone any previously scheduled annual or special meeting of the stockholders.

          2. Annual Meeting. An annual meeting of the stockholders will be held at such date and time as may be designated from time to time by the Board, at which meeting the stockholders will elect, by a plurality vote of the Voting Stock of the stockholders present in person or represented by proxy, the Directors to succeed those whose terms expire and will transact such other business as may properly be brought before the meeting in accordance with Bylaw 8.

          3. Special Meetings. (a) Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by law or by the Certificate of Incorporation, may be called only by (i) the Chairman or a Vice Chairman, (ii) the Secretary within 10 calendar days after receipt of the written request of a majority of the total number of directors that the Company would have if there were no vacancies (the "Whole Board") or (iii) as otherwise provided in a Preferred Stock Designation. Any such request by a majority of the Whole Board must be sent to the Chairman and the Secretary and must state the purpose or purposes of the proposed meeting. Special meetings of holders of the outstanding Preferred Stock, if any, may be called in the manner and for the purposes provided in the applicable Preferred Stock Designation.

         (b) Upon the receipt by the Company of a written request executed by the holders of not less than a majority of the outstanding Voting Stock (a "Meeting Request"), the Board will (i) call a special meeting of the stockholders for any lawful purpose (which may not, however, include the election of Directors) and (ii) fix a record date for the determination of stockholders entitled to notice of and to vote at that meeting, which record date will not be later than 60 calendar days after the date of receipt by the Company of the Meeting Notice; provided, however, that no separate special meeting of stockholders requested pursuant to a Meeting Request will be required to be convened if (A) the Board calls an annual or special meeting of stockholders to be held not later than 90 calendar days after receipt of the Meeting Request, (B) the purposes of the annual or special meeting include (among any other matters properly brought before the meeting) the purposes specified in the Meeting Request, and (C) in all events, the Board may defer taking any action referred to in this Bylaw 3(b) for up to 180 calendar days if and to the extent that the Board determines in its sole discretion that so doing is in the best interests of the Company. Notwithstanding any provision of the Certificate of Incorporation or these Bylaws to the contrary, this Bylaw 3(b) may not be amended or repealed by the Board, and no provision inconsistent with this Bylaw 3(b) may be adopted by the Board, without the affirmative vote of the holders of at least 80% of the Voting Stock, voting together as a class.

          4. Notice of Meetings. Written notice of every meeting of the stockholders, stating the place, date, and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, will be given not less than 10 nor more than 60 calendar days before the date of the meeting to each stockholder of record entitled to vote at such meeting, except as otherwise provided in these Bylaws or by law. When a meeting is adjourned to another place, date, or time, written notice need not be given of the adjourned meeting if the place, date, and time thereof are announced at the meeting at which the adjournment is taken; provided, however, that if the adjournment is for more than 30 calendar days, or if after the adjournment a new record date is fixed for the adjourned meeting, written notice of the place, date, and time of the adjourned meeting must be given in conformity with this Bylaw 4. At any adjourned meeting, any business may be transacted which might have been transacted at the original meeting.

         5. Inspectors. The Board may appoint one or more inspectors of election to act as judges of the voting and to determine those entitled to vote at any meeting of the stockholders, or any adjournment thereof, in advance of the meeting. The Board may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the presiding officer of the meeting may appoint one or more substitute inspectors.

         6. Quorum. Except as otherwise provided by law or in a Preferred Stock Designation, the holders of a majority of the stock issued and outstanding and entitled to vote at a meeting of stockholders, present in person or represented by proxy, will constitute a quorum at all meetings of the stockholders for the transaction of business at a meeting of the stockholders. If, however, such quorum is not present or represented at any meeting of the stockholders, the stockholders entitled to vote at that meeting of stockholders, present in person or represented by proxy, will have the power to adjourn, without notice other than announcement at the meeting, the meeting from time to time until a quorum is present or represented.

         7. Voting. Except as otherwise provided by law or in a Preferred Stock Designation, each stockholder will be entitled at every meeting of the stockholders to one vote for each share of stock having voting power standing in the name of that stockholder on the books of the Company on the record date for the meeting and those votes may be cast either in person or by written proxy. Every proxy must be duly executed and filed with the Secretary. A stockholder may revoke any proxy that is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or another duly executed proxy bearing a later date with the Secretary. The vote upon any question brought before a meeting of the stockholders may be by voice vote, unless otherwise required by these Bylaws or unless the presiding officer of the meeting or the holders of a majority of the outstanding shares of all classes of stock entitled to vote on that question present in person or by proxy at the meeting otherwise determine. Every vote taken by written ballot will be counted by the inspectors of election. When a quorum is present at any meeting, the vote of the holders of a majority of the stock which has voting power present in person or represented by proxy and which has actually voted will decide any question properly brought before such meeting, unless the question is one upon which by express provision of law, the Certificate of Incorporation, a Preferred Stock

Designation, or these Bylaws, a different vote is required, in which case that express provision will govern and control the decision of such question.

          8. Order of Business. (a) The Chairman, or such other officer of the Company designated by a majority of the Whole Board, will call meetings of the stockholders to order and will act as presiding officer thereof. Except as otherwise provided by law or in a Preferred Stock Designation or unless otherwise determined by the Board prior to the meeting, the presiding officer of the meeting of the stockholders will also determine the order of business and have the authority in his or her sole discretion to regulate the conduct of the meeting, including without limitation by imposing restrictions on the persons (other than stockholders of the Company or their duly appointed proxies) who may attend any such stockholders' meeting, by ascertaining whether any stockholder or the stockholder's proxy may be excluded from any meeting of the stockholders based upon any determination by the presiding officer, in his or her sole discretion, that any such person has unduly disrupted or is likely to disrupt the proceedings at the meeting of the stockholders, and by determining the circumstances in which any person may make a statement or ask questions at any meeting of the stockholders.

          (b) At an annual meeting of the stockholders, only such business will be conducted or considered as is properly brought before the meeting. To be properly brought before an annual meeting, business must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Chairman or a Vice Chairman or the Board in accordance with Bylaw 4, (ii) otherwise properly brought before the meeting by the presiding officer or by or at the direction of a majority of the Whole Board, or (iii) otherwise properly requested to be brought before the meeting by a stockholder of the Company in accordance with Bylaw 8(c).

          (c) For business to be properly requested by a stockholder to be brought before an annual meeting, the stockholder must (i) be a stockholder of the Company of record at the time of the giving of the notice for such annual meeting provided for in these Bylaws, (ii) be entitled to vote at such meeting, and (iii) have given timely notice thereof in writing to the Secretary. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Company not less than 60 calendar days prior to the annual meeting; provided, however, that in the event public announcement of the date of the annual meeting is not made at least 75 calendar days prior to the date of the annual meeting, notice by the stockholder to be timely must be so received not later than the close of business on the 10th calendar day following the day on which public announcement is first made of the date of the annual meeting. A stockholder's notice to the Secretary must set forth as to each matter the stockholder proposes to bring before the annual meeting (A) a description in reasonable detail of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (B) the name and address, as they appear on the Company's books, of the stockholder proposing such business and the beneficial owner, if any, on whose behalf the proposal is made, (C) the class and number of shares of the Company that are owned beneficially and of record by the stockholder proposing such business and by the beneficial owner, if any, on whose behalf the proposal is made, and (D) any material interest of such stockholder proposing such business and the beneficial owner, if any, on whose behalf the proposal is made in such business. Notwithstanding the foregoing provisions of this Bylaw 8(c), a stockholder must also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder with respect to the matters set forth in this Bylaw 8(c). For purposes of this Bylaw 8(c) and Bylaw 13, "public announcement" means disclosure in a press release reported by the Dow Jones News Service, Associated Press, or comparable national news service or otherwise published by the Company in substantial conformity with its ordinary practice in a document publicly filed by the Company with the Securities and Exchange Commission pursuant to Section 13, 14, or 15(d) of the Exchange Act, or furnished to stockholders. Nothing in this Bylaw 8(c) will be deemed to affect any rights of stockholders to request inclusion of proposals in the Company's proxy statement pursuant to Rule 14a-8 under the Exchange Act.

         (d) At a special meeting of stockholders, only such business may be conducted or considered as is properly brought before the meeting. To be properly brought before a special meeting, business must be (i) specified in the notice of the meeting (or any supplement thereto) given by or at the direction of the Chairman or a Vice Chairman or a majority of the Whole Board in accordance with Bylaw 4 or (ii) otherwise properly brought before the meeting by the presiding officer or by or at the direction of a majority of the Whole Board.

         (e) The determination of whether any business sought to be brought before any annual or special meeting of the stockholders is properly brought before such meeting in accordance with this Bylaw 8 will be made by the presiding officer of such meeting. If the presiding officer determines that any business is not properly brought before such meeting, he or she will so declare to the meeting and any such business will not be conducted or considered.


                                    DIRECTORS

         9. Function. The business and affairs of the Company will be managed under the direction of the Board.

        10. Number and Term of Office. Subject to the rights, if any, of any series of Preferred Stock to elect additional Directors under circumstances specified in a Preferred Stock Designation and to the minimum and maximum number of authorized Directors provided in the Certificate of Incorporation, the authorized number of Directors may be determined from time to time by (i) a vote of a majority of the Whole Board or (ii) by the affirmative vote of the holders of at least 80% of the Voting Stock, voting together as a single class. The Directors, other than those who may be elected by the holders of any series of the Preferred Stock, will be classified with respect to the time for which they severally hold office in accordance with the Certificate of Incorporation.

        11. Vacancies and New Directorships. Subject to the rights, if any, of (a) the holders of any series of Preferred Stock under a Preferred Stock Designation or (b) any party to the Stockholders Agreement dated _________, 1998 (the "Stockholders Agreement") among the Corporation, Bass plc, Bass America, Inc., Holiday Corporation and United/Harvey Holdings, L.P. to elect additional Directors, and newly created directorships resulting from any increase in the authorized number of Directors and any vacancies on the Board resulting from death, resignation, disqualification, removal, or other cause will be filled solely by the affirmative vote of a majority of the remaining Directors then in office, even though less than a quorum of the Board, by a sole remaining Director, or, if there is no remaining Director, by the stockholders. Any Director elected in accordance with the preceding sentence will hold office for the remainder of the full term of the class of Directors in which the new directorship was created or the vacancy occurred and until such Director's successor has been elected and qualified. No decrease in the number of Directors constituting the Board may shorten the term of any incumbent Director.

         12. Removal. Subject to the rights, if any, of the holders of any series of Preferred Stock or of any party to the Stockholders Agreement to elect additional Directors under circumstances specified in a Preferred Stock Designation or the Stockholders Agreement, any Director may be removed from office (a) by the Board with or without cause and upon the vote of a majority of the Whole Board and (b) by the stockholders only for cause and only in the manner provided in the Certificate of Incorporation.

         13. Nominations of Directors; Election. Subject to the rights, if any, of the holders of any series of Preferred Stock or of any party to the Stockholders Agreement to elect additional Directors under circumstances specified in a Preferred Stock Designation or the Stockholders Agreement, only persons who are nominated in accordance with the following procedures will be eligible for election at a meeting of stockholders as Directors of the Company.

         (a) Nominations of persons for election as Directors of the Company may be made only at an annual meeting of stockholders (i) by or at the direction of the Board or (ii) by any stockholder who is a stockholder of record at the time of giving of notice provided for in this Bylaw 13, who is entitled to vote for the election of Directors at such meeting, and who complies with the procedures set forth in this Bylaw 13. All nominations by stockholders must be made pursuant to timely notice in proper written form to the Secretary.

         (b) To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Company not less than 60 calendar days prior to the annual meeting of stockholders; provided, however, that in the event that public announcement of the date of the annual meeting is not made by the Company by inclusion in a report filed with the Securities and Exchange Commission or furnished to stockholders, or by mail, press release or otherwise more than 75 calendar days prior to the date of the annual meeting, notice by the stockholder to be timely must be so received not later than the close of business on the 10th calendar day following the day on which public announcement is first made of the date of the annual meeting. To be in proper written form, such stockholder's notice must set forth or include (i) the name and address, as they appear on the Company's books, of the stockholder giving the notice and of the beneficial owner, if any, on whose behalf the nomination is made; (ii) a representation that the stockholder giving the notice is a holder of record of stock of the Company entitled to vote at such annual meeting and intends to appear in person or by proxy at the annual meeting to nominate the person or persons specified in the notice; (iii) the class and number of shares of stock of the Company owned beneficially and of record by the stockholder giving the notice and by the beneficial owner, if any, on whose behalf the nomination is made; (iv) a description of all arrangements or understandings between or among any of (A) the stockholder giving the notice,
(B) the beneficial owner on whose behalf the notice is given, (C) each nominee, and (D) any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder giving the notice; (v) such other information regarding each nominee proposed by the stockholder giving the notice as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission under the Exchange Act had the nominee been nominated, or intended to be nominated, by the Board; and (vi) the signed consent of each nominee to serve as a director of the Company if so elected. At the request of the Board, any person nominated by the Board for election as a Director must furnish to the Secretary that information required to be set forth in a stockholder's notice of nomination which pertains to the nominee. The presiding officer of any annual meeting will, if the facts warrant, determine that a nomination was not made in accordance with the procedures prescribed by this Bylaw 13, and if he or she should so determine, he or she will so declare to the meeting and the defective nomination will be disregarded. Notwithstanding the foregoing provisions of this Bylaw 13, a stockholder must also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Bylaw 13.

         14. Resignation. Any Director may resign at any time by giving written notice of his resignation to the Chairman or the Secretary. Any resignation will be effective upon actual receipt by any such person or, if later, as of the date and time specified in such written notice.

         15. Regular Meetings. Regular meetings of the Board may be held immediately before or after the annual meeting of the stockholders and at such other time and place as may from time to time be determined by the Board. Prior written notice of regular meetings of the Board must be given not less than 24 hours prior to such meeting by U.S. mail, overnight courier telegram, telex, facsimile or similar medium.

         16. Special Meetings. Special meetings of the Board may be called by the Chairman or a Vice Chairman on one day's notice to each Director by whom such notice is not waived, given either personally or by mail, telephone, telegram, telex, facsimile, or similar medium of communication, and will be called by the Chairman or the Vice Chairman in like manner and on like notice on the written request of five or more Directors. Special meetings of the Board may be held at such time and place either within or without the State of Delaware as is determined by the Board or specified in the notice of any such meeting.

         17. Quorum. At all meetings of the Board, a majority of the total number of Directors then in office will constitute a quorum for the transaction of business. Except for the designation of committees as provided in Bylaw 20 and except for actions required by these Bylaws or the Certificate of Incorporation to be taken by a majority of the Whole Board, the act of a majority of the Directors present at any meeting at which there is a quorum will be the act of the Board. If a quorum is not present at any meeting of the Board, the Directors present at the meeting may adjourn the meeting from time to time to another place, time, or date, without notice other than announcement at the meeting, until a quorum is present.

         18. Written Action. Any action required or permitted to be taken at any meeting of the Board or of any committee of the Board may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes or proceedings of the Board or committee.

          19. Participation in Meetings by Telephone Conference. Members of the Board, or any committee designated by the Board, may participate in a meeting of the Board, or any such committee, by means of telephone conference or similar means by which all persons participating in the meeting can hear each other, and such participation in a meeting will constitute presence in person at the meeting.

         20. Committees. (a) The Board, by resolution passed by a majority of the Whole Board, may designate an executive committee (the "Executive Committee") of not less than two and not more than four members of the Board, one of whom will be the Chairman. In the event of the inability of the Chairman to attend any meeting thereof, a Vice Chairman, in order of seniority if there be more than one Vice Chairman, may take the place at such meeting of the Chairman. The Executive Committee will have and may exercise the powers of the Board, except the power to amend these Bylaws or the Certificate of Incorporation (except, to the extent authorized by a resolution of the Board, to fix the designation, preferences, and other terms of any series of Preferred Stock), adopt an agreement of merger or consolidation other than with an entity of which all of its equity interests are held by the Company, authorize the issuance of stock, declare a dividend, or recommend to the stockholders the sale, lease, or exchange of all or substantially all of the Company's property and assets, a dissolution of the Company, or a revocation of a dissolution, and except as otherwise provided by law. Two-thirds of the members of the Executive Committee will constitute a quorum for the transaction of business, and the act of two-thirds of the members of the Executive Committee (which must include the affirmative vote of the Chairman or, in the absence of the Chairman, a Vice Chairman) will constitute the act of such committee.

         (b) The Board, by resolution passed by a majority of the Board, may designate one or more additional committees, each such committee to consist of one or more Directors and each to have such lawfully delegable powers and duties as the Board may confer.

         (c) The Executive Committee and each other committee of the Board will serve at the pleasure of the Board or as may be specified in any resolution from time to time adopted by the Board. The Board may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In lieu of such action by the Board, in the absence or disqualification of any member of a committee of the Board, the members thereof present at any meeting of the committee and not disqualified from voting, whether or not they constitute a quorum, may, by unanimous action, appoint another member of the Board to act at the meeting in the place of any absent or disqualified member.

         (d) Except as otherwise provided in these Bylaws or by law, any committee of the Board, to the extent provided in Bylaw 20(a) or, if applicable, in the resolution of the Board designating a committee, will have and may exercise all the powers and authority of the Board in the direction of the management of the business and affairs of the Company. Any committee designated by the Board will have such name as may be determined from time to time by resolution adopted by the Board. Except as provided in Bylaw 20(a) or as otherwise prescribed by the Board, a majority of the members of any committee of the Board will constitute a quorum for the transaction of business, and the act of a majority of the members will be the act of the committee. Each committee of the Board may prescribe its own rules for calling and holding meetings and its method of procedure, subject to any rules prescribed by the Board, and will keep a written record of all actions taken by it.

         (e) A majority of the members of each of the Executive Committee and all of the members of any committee the primary responsibilities of which include reviewing the professional services to be provided by the Company's independent auditors and the independence of such firm from the Company's management, reviewing financial statements with management or independent auditors, and/or reviewing internal accounting controls will be directors who are not employees of the Company. Notwithstanding any provision of the Certificate of Incorporation or these Bylaws to the contrary, this Bylaw 20(e) may not be amended or repealed by the Board, and no provision inconsistent therewith may be adopted by the Board, without the affirmative vote of the holders of at least a majority of the Voting Stock present or represented by proxy and entitled to vote at any annual or special meeting of stockholders at which such vote is to be taken.

         21. Compensation. The Board may establish such compensation for, and reimbursement of the expenses of, Directors for membership on the Board and on committees of the Board, attendance at meetings of the Board or committees of the Board, or for other services by Directors to the Company or any of its majority-owned subsidiaries, as the Board may determine.

         22. Rules. The Board may adopt rules and regulations for the conduct of its meetings and the management of the affairs of the Company.


                                     NOTICES

         23. Generally. Whenever by law or under the provisions of the Certificate of Incorporation or these Bylaws, notice is required to be given to any Director or stockholder, it will not be construed to require personal notice, but such notice may be given in writing, by mail, addressed to such Director or stockholder, at his, her, or its address as it appears on the records of the Company, with postage thereon prepaid, and such notice will be deemed to be given at the time when the same is deposited in the United States mail. Notice to Directors may also be given by telephone, telegram, telex, facsimile, or similar medium of communication or as may otherwise be permitted by these Bylaws.

         24. Waivers. Whenever any notice is required to be given by law or under the provisions of the Certificate of Incorporation or these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time of the event for which notice is to be given, will be deemed equivalent to such notice. Attendance of a person at a meeting will constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

                                    OFFICERS

         25. Generally. The officers of the Company will be elected by the Board and will consist of a Chairman, a Chief Executive Officer, a Chief Operating Officer, a President, a Secretary, and a Treasurer. The Board may also choose any one or more Vice Chairmen, Vice Presidents, Assistant Vice President's, Assistant Secretaries, Assistant Treasurers and any such other officers as the Board may from time to time determine. Notwithstanding the foregoing, by specific action, the Board may authorize the Chairman, President or a Vice Chairman to appoint any person to any office other than Chairman, Vice Chairman, Chief Executive Officer, President, Secretary, or Treasurer. Any number of offices may be held by the same person. Any of the offices may be left vacant from time to time as the Board may determine. In the case of the absence or disability of any officer of the Company or for any other reason deemed sufficient by a majority of the Board, the Board may delegate the absent or disabled officer's powers or duties to any other officer or to any Director.

         26. Compensation. The compensation of all officers and agents of the Company who are also Directors of the Company will be fixed by the Board or by a committee of the Board. The Board may fix, or delegate the power to fix, the compensation of other officers and agents of the Company to an officer of the Company.

         27. Succession. The officers of the Company will hold office until their successors are elected and qualified. Any officer may be removed at any time (a) by the affirmative vote of a majority of the Whole Board or (b) with respect to any officer other than the Chairman, the President, the Chief Executive Officer or the Chief Operating Officer, by the President or the Chief Executive Officer. Any vacancy occurring in any office of the Company may be filled by the Board as provided in Bylaw 25.

         28. Authority and Duties. Each of the officers of the Company will have such authority and will perform such duties as are customarily incident to their respective offices or as may be specified from time to time by the Board or by the Chairman or any Vice Chairman as provided in these Bylaws.


                                      STOCK

         29. Certificates. Certificates representing shares of stock of the Company will be in such form as is determined by the Board or an authorized committee thereof, subject to applicable legal requirements. Each certificate will be numbered and its issuance recorded in the books of the Company, and each certificate will exhibit the holder's name and the number of shares and will be signed by, or in the name of, the Company by the Chairman, the President or a Vice President and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer, and will also be signed by, or bear the facsimile signature of, any properly designated transfer agent of the Company. Any or all of the signatures and the seal of the Company, if any, upon the certificates may be facsimiles, engraved, or printed. The certificates may be issued and delivered notwithstanding that the person whose facsimile signature appears thereon may have ceased to be an officer at the time certificates are issued and delivered.

         30. Classes of Stock. The designations, preferences, and relative participating, optional, or other special rights of the various classes of stock or series thereof, and the qualifications, limitations, or restrictions thereof, will be set forth in full or summarized on the face or back of the certificates which the Company issues to represent its stock or, in lieu thereof, such certificates will set forth the office of the Company from which the holders of certificates may obtain a copy of such information.

         31. Transfers. Upon surrender to the Company or the transfer agent of the Company of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment, or authority to transfer, it will be the duty of the Company to issue, or cause its transfer agent to issue, a new certificate to the person entitled thereto, cancel the old certificate, and record the transaction upon its books.

         32. Lost, Stolen, or Destroyed Certificates. The Secretary may direct a new certificate or certificates to be issued in place of any certificate or certificates previously issued by the Company alleged to have been lost, stolen, or destroyed upon the making of an affidavit of that fact, satisfactory to the Secretary, by the person claiming the certificate of stock to be lost, stolen, or destroyed. As a condition precedent to the issuance of a new certificate or certificates, the Secretary may require the owners of such lost, stolen, or destroyed certificate or certificates to give the Company a bond in such sum and with such surety or sureties as the Secretary may direct as indemnity against any claims that may be made against the Company with respect to the certificate alleged to have been lost, stolen, or destroyed or the issuance of the new certificate.

         33. Record Dates. (a)In order that the Company may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board may fix a record date, which will not be more than 60 nor less than 10 calendar days before the date of such meeting. If no record date is fixed by the Board, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders will be at the close of business on the calendar day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the calendar day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of the stockholders will apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

         (b) In order that the Company may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion, or exchange of stock, or for the purpose of any other lawful action, the Board may fix a record date, which record date will not be more than 60 calendar days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose will be at the close of business on the calendar day on which the Board adopts the resolution relating thereto.

         (c) The Company will be entitled to treat the person in whose name any share of its stock is registered as the owner thereof for all purposes, and will not be bound to recognize any equitable or other claim to, or interest in, such share on the part of any other person, whether or not the Company has notice thereof, except as expressly provided by applicable law.


                                 INDEMNIFICATION

          34. Damages and Expenses. Without limiting the generality or effect of Article Ninth of the Certificate of Incorporation, the Company will to the fullest extent permitted by applicable law as then in effect indemnify any person (an "Indemnitee") who is or was involved in any manner (including without limitation as a party or a witness) or is threatened to be made so involved in any threatened, pending, or completed investigation, claim, action, suit, or proceeding, whether civil, criminal, administrative, or investigative (including without limitation any action, suit, or proceeding by or in the right of the Company to procure a judgment in its favor) (a "Proceeding") by reason of the fact that such person is or was or had agreed to be a Director, officer, employee, trustee, or agent of the Company, or is or was serving at the request of the Board or an officer of the Company as a director, officer, employee, trustee, or agent of another corporation, partnership, joint venture, trust, employee benefit plan, or other entity, whether or not for profit (including the heirs, executors, administrators, or estate of such person), or anything done or not done by such person in any such capacity, against all expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by such person in connection with such Proceeding. Such indemnification will be a contract right and will include the right to receive payment in advance of any expenses incurred by an Indemnitee in connection with such Proceeding, consistent with the provisions of applicable law as then in effect.

          (b) The right of indemnification provided in this Bylaw 34 will not be exclusive of any other rights to which any person seeking indemnification may otherwise be entitled, and will be applicable to Proceedings commenced or continuing after the adoption of this Bylaw 34, whether arising from acts or omissions occurring before or after such adoption.

          (c) In furtherance, but not in limitation of the foregoing provisions, the following procedures, presumptions, and remedies will apply with respect to advancement of expenses and the right to indemnification under this Bylaw 34:

                  (i) All reasonable expenses incurred by or on behalf of an Indemnitee in connection with any Proceeding will be advanced to the Indemnitee by the Company within 30 calendar days after the receipt by the Company of a statement or statements from the Indemnitee requesting an advance or advances from time to time, whether prior to or after final disposition of such Proceeding. Such statement or statements will reasonably evidence the expenses incurred by the Indemnitee and, if and to the extent required by law at the time of such advance, will include or be accompanied by an undertaking by or on behalf of the Indemnitee to repay such amounts advanced as to which it may ultimately be determined that the Indemnitee is not entitled. If such an undertaking is required by law at the time of an advance, no security will be required for the undertaking and the undertaking will be accepted without reference to the recipient's financial ability to make repayment.

                  (ii) To obtain indemnification under this Bylaw 34, the Indemnitee will submit to the Secretary a written request, including such documentation supporting the claim as is reasonably available to the Indemnitee and is reasonably necessary to determine whether and to what extent the Indemnitee is entitled to indemnification (the "Supporting Documentation"). The determination of the Indemnitee's entitlement to indemnification will be made not less than 60 calendar days after receipt by the Company of the written request for indemnification together with the Supporting Documentation. The Secretary within 10 days after receipt of such a request for indemnification advise the Board in writing that the Indemnitee has requested indemnification. The Indemnitee's entitlement to indemnification under this Bylaw 34 will be determined in one of the following ways: (A) by a majority vote of the Disinterested Directors (as hereinafter defined), if they constitute a quorum of the Board, or, in the case of an Indemnitee that is not a present or former officer of the Company, by any committee of the Board or committee of officers or agents of the Company designated for such purpose by a majority of the Board of Directors; (B) by a written opinion of Independent Counsel (as hereinafter defined) if (1) a Change of Control (as hereinafter defined) has occurred and the Indemnitee so requests or (2) in the case of an Indemnitee who is a present or former officer of the Company, a quorum of the Board consisting of Disinterested Directors is not obtainable or, even if obtainable, a majority of such Disinterested Directors so directs; (C) by the stockholders (but only if a majority of the Disinterested Directors, if they constitute a quorum of the Board, presents the issue of entitlement to indemnification to the stockholders for their determination); or (D) as provided in subparagraph (iii) below. If the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to clause
         (B) above, a majority of the Disinterested Directors will select the Independent Counsel, but only an Independent Counsel to which the Indemnitee does not reasonably object; provided, however, that if a Change of Control has occurred, the Indemnitee will select such Independent Counsel, but only an Independent Counsel to which the Board does not reasonably object.

                  (iii) Except as otherwise expressly provided in this Bylaw 34, the Indemnitee will be presumed to be entitled to indemnification under this Bylaw 34 upon submission of a request for indemnification together with the Supporting Documentation in accordance with subparagraph (c)(ii) above, and thereafter the Company will have the burden of proof to overcome that presumption in reaching a contrary determination. In any event, if the person or persons empowered under subparagraph (c)(ii) to determine entitlement to indemnification have not been appointed or have not made a determination within 60 calendar days after receipt by the Company of the request therefor together with the Supporting Documentation, the Indemnitee will be deemed to be entitled to indemnification and the Indemnitee will be entitled to such indemnification unless (A) the Indemnitee misrepresented or failed to disclose a material fact in making the request for indemnification or in the Supporting Documentation or (B) such indemnification is prohibited by law. The termination of any Proceeding described in Bylaw 34(a), or of any claim, issue, or matter therein, by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, will not, of itself, adversely affect the right of the Indemnitee to indemnification or create a presumption that the Indemnitee did not act in good faith and in a manner which the Indemnitee reasonably believed to be in or not opposed to the best interests of the Company or, with respect to any criminal Proceeding, that the Indemnitee had reasonable cause to believe that his or her conduct was unlawful.

                  (iv) (A) In the event that a determination is made pursuant to subparagraph (c)(ii) that the Indemnitee is not entitled to indemnification under this Bylaw 34, (1) the Indemnitee will be entitled to seek an adjudication of his entitlement to such indemnification either, at the Indemnitee's sole option, in (x) an appropriate court of the State of Delaware or any other court of competent jurisdiction or (y) an arbitration to be conducted by a single arbitrator pursuant to the rules of the American Arbitration Association, (2) any such judicial proceeding or arbitration will be de novo and the Indemnitee will not be prejudiced by reason of such adverse determination, and (3) in any such judicial proceeding or arbitration the Company will have the burden of proving that the Indemnitee is not entitled to indemnification under this Bylaw 34.

                  (B) If a determination is made or deemed to have been made, pursuant to subparagraph (c)(ii) or (iii) of this Bylaw 34 that the Indemnitee is entitled to indemnification, the Company will be obligated to pay the amounts constituting such indemnification within five business days after such determination has been made or deemed to have been made and will be conclusively bound by such determination unless (1) the Indemnitee misrepresented or failed to disclose a material fact in making the request for indemnification or in the Supporting Documentation or (2) such indemnification is prohibited by law. In the event that advancement of expenses is not timely made pursuant to subparagraph (c)(i) of this Bylaw 34 or payment of indemnification is not made within five business days after a determination of entitlement to indemnification has been made or deemed to have been made pursuant to subparagraph (c)(ii) or (iii) of this Bylaw 34, the Indemnitee will be entitled to seek judicial enforcement of the Company's obligation to pay to the Indemnitee such advancement of expenses or indemnification. Notwithstanding the foregoing, the Company may bring an action, in an appropriate court in the State of Delaware or any other court of competent jurisdiction, contesting the right of the Indemnitee to receive indemnification hereunder due to the occurrence of any event described in subclause (1) or (2) of this clause (B) (a "Disqualifying Event"); provided, however, that in any such action the Company will have the burden of proving the occurrence of such Disqualifying Event.

                  (C) The Company will be precluded from asserting in any judicial proceeding or arbitration commenced pursuant to the provisions of this subparagraph (c)(iv) that the procedures and presumptions of this Bylaw 34 are not valid, binding, and enforceable and will stipulate in any such court or before any such arbitrator that the Company is bound by all the provisions of this Bylaw 34.

                  (D) In the event that the Indemnitee, pursuant to the provisions of this subparagraph (c)(iv), seeks a judicial adjudication of, or an award in arbitration to, enforce his or her rights under, or to recover damages for breach of, this Bylaw 34, the

         Indemnitee will be entitled to recover from the Company, and will be indemnified by the Company against, any expenses actually and reasonably incurred by the Indemnitee if the Indemnitee prevails in such judicial adjudication or arbitration. If it is determined in such judicial adjudication or arbitration that the Indemnitee is entitled to receive part but not all of the indemnification or advancement of expenses sought, the expenses incurred by the Indemnitee in connection with such judicial adjudication or arbitration will be prorated accordingly.

                  (v)  For purposes of this paragraph (c):

                  (A) "Change in Control" means the occurrence of any of the following events:

                           (1) The Company is merged, consolidated, or reorganized into or with another corporation or other legal entity, and as a result of such merger, consolidation, or reorganization less than a majority of the combined voting power of the then-outstanding securities of such corporation or entity immediately after such transaction are held in the aggregate by the holders of the Voting Stock immediately prior to such transaction;

                           (2) The Company sells or otherwise transfers all or substantially all of its assets to another corporation or other legal entity and, as a result of such sale or transfer, less than a majority of the combined voting power of the then-outstanding securities of such other corporation or entity immediately after such sale or transfer is held in the aggregate by the holders of Voting Stock of the Company immediately prior to such sale or transfer;

                           (3) If, during any period of two consecutive years, individuals who at the beginning of any such period constitute the Directors cease for any reason to constitute at least a majority thereof; provided, however, that for purposes of this clause (3) each Director who is first elected, or first nominated for election by the Company's stockholders by a vote of at least two-thirds of the Directors (or a committee of the Directors), then still in office who were Directors at the beginning of any such period will be deemed to have been a Director at the beginning of such period.

                  (B) "Disinterested Director" means a Director of the Company who is not or was not a party to the Proceeding in respect of which indemnification is sought by the Indemnitee.

                  (C) "Independent Counsel" means a law firm or a member of a law firm that neither presently is, nor in the past five years has been, retained to represent (1) the Company or the Indemnitee in any matter material to either such party or (2) any other party to the Proceeding giving rise to a claim for indemnification under this Bylaw 34. Notwithstanding the foregoing, the term "Independent Counsel" will not include any person who, under the applicable standards of professional conduct then prevailing under the law of the State of Delaware, would be precluded from representing either the

         Company or the Indemnitee in an action to determine the Indemnitee's rights under this Bylaw 34.

         (d) If any provision or provisions of this Bylaw 34 are held to be invalid, illegal, or unenforceable for any reason whatsoever: (i) the validity, legality, and enforceability of the remaining provisions of this Bylaw 34 (including without limitation all portions of any paragraph of this Bylaw 34 containing any such provision held to be invalid, illegal, or unenforceable, that are not themselves invalid, illegal, or unenforceable) will not in any way be affected or impaired thereby and (ii) to the fullest extent possible, the provisions of this Bylaw 34 (including without limitation all portions of any paragraph of this Bylaw 34 containing any such provision held to be invalid, illegal, or unenforceable, that are not themselves invalid, illegal, or unenforceable) will be construed so as to give effect to the intent manifested by the provision held invalid, illegal, or unenforceable.

         35. Insurance, Contracts, and Funding. The Company may purchase and maintain insurance to protect itself and any Indemnitee against any expenses, judgments, fines, and amounts paid in settlement or incurred by any Indemnitee in connection with any Proceeding referred to in Bylaw 34 or otherwise, to the fullest extent permitted by applicable law as then in effect. The Company may enter into contracts with any person entitled to indemnification under Bylaw 34 or otherwise, and may create a trust fund, grant a security interest, or use other means (including without limitation a letter of credit) to ensure the payment of such amounts as may be necessary to effect indemnification as provided in Bylaw 34. Notwithstanding anything to the contrary contained in Bylaw 34, in the event that the Company enters into a contract with any person providing for indemnification of such person, the provisions of such contract will exclusively govern the Company's obligations in respect of indemnification for or advancement of fees or disbursements of such person's counsel or any other professional engaged by such person.


                                     GENERAL

         36. Fiscal Year. The fiscal year of the Company will be fixed from time to time by the Board.

         37. Seal. The Board may adopt a corporate seal and use the same by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

         38. Reliance upon Books, Reports, and Records. Each Director, each member of a committee designated by the Board, and each officer of the Company will, in the performance of his or her duties, be fully protected in relying in good faith upon the records of the Company and upon such information, opinions, reports, or statements presented to the Company by any of the Company's officers or employees, or committees of the Board, or by any other person or entity as to matters the Director, committee member, or officer believes are within such other person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Company.

          39. Time Periods. In applying any provision of these Bylaws that requires that an act be done or not be done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, calendar days will be used unless otherwise specified, the day of the doing of the act will be excluded and the day of the event will be included.

          40. Amendments. Except as otherwise provided by law or by the Certificate of Incorporation or these Bylaws, these Bylaws or any of them may be amended in any respect or repealed at any time, either (a) at any meeting of stockholders, provided that any amendment or supplement proposed to be acted upon at any such meeting has been described or referred to in the notice of such meeting, or (b) at any meeting of the Board, provided that no amendment adopted by the Board may vary or conflict with any amendment adopted by the stockholders.

          41. Certain Defined Terms. Terms used herein with initial capital letters that are defined in the Certificate of Incorporation are used herein as so defined.